UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

(Exact name of registrants as specified in their charters)

Delaware Delaware	1-36756 1-12407	72-1449411 72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Lamar Advertising Company	Emerging growth company	☐

Lamar Media Corp.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2018, Lamar Media Corp. (“Lamar Media”), a wholly owned subsidiary of Lamar Advertising Company (“Lamar Advertising” or the “Company”), entered into Amendment No. 1 (the “First Amendment”) to the Third Amended and Restated Credit Agreement dated May 15, 2017, with Lamar Advertising, certain of Lamar Media’s subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent and the Lenders named therein, under which the parties agreed to amend and restate Lamar Media’s existing senior credit facility (the “Existing Credit Agreement”, and the Existing Credit Agreement, as modified by the First Amendment, the “Amended Senior Credit Agreement”). All capitalized words used herein without definition have the meanings assigned in the Amended Senior Credit Agreement.

The Amended Senior Credit Agreement establishes in favor of Lamar Media a new $600 million Term B Loan facility, which will mature on March 16, 2025 or the next succeeding business day. The Amended Senior Credit Agreement also makes certain other changes to the Existing Credit Agreement.

Lamar Media borrowed all $600 million in Term B Loans on March 16, 2018. The net loan proceeds, together with cash on hand, were used to redeem all $500 million in aggregate outstanding principal amount of Lamar Media’s 5 7/8% Senior Subordinated Notes due 2022 on March 19, 2018, and to repay a portion of the borrowings outstanding under Lamar Media’s existing revolving credit facility.

The Term B Loans will begin amortizing on June 30, 2018 in equal quarterly installments of $1,500,000 paid on each September 30, December 31, March 31 and June 30 thereafter, with the remainder payable at maturity.

For each Borrowing of Term B Loans, Lamar Media can elect whether such Term B Loans bear interest at (i) the Adjusted Base Rate plus 0.75% or (ii) the Adjusted LIBO Rate plus 1.75%.

The foregoing description of the Amended Senior Credit Agreement is qualified in its entirety by reference to the complete text of the Amended Senior Credit Agreement, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please refer to the discussion under Item 1.01 above, which is incorporated under this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 dated as of March 16, 2018 to the Third Restatement Agreement, by and among Lamar Media Corp., Lamar Advertising Company, the Subsidiary Guarantors named therein, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent (including the Third Amended and Restated Credit Agreement, as amended for Amendment No. 1, as Exhibit A thereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 20, 2018	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer

Date: March 20, 2018	LAMAR MEDIA CORP.
	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer